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                 CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                          SARBANES-OXLEY ACT OF 2002

David P. Butler and Gerard K. O'Reilly, Co-Principal Executive Officers, and Gregory K. Hinkle, Principal Financial Officer, of The DFA Investment Trust Company, a Delaware statutory trust (the "Registrant"), each certify that:

     1. The Registrant's periodic report on Form N-CSR for the period ended October 31, 2019 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:  /s/ David P. Butler
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     David P. Butler
     Co-Principal Executive Officer
     The DFA Investment Trust Company

Date: January 6, 2020

By:  /s/ Gerard K. O'Reilly
     ---------------------------------------
     Gerard K. O'Reilly
     Co-Principal Executive Officer
     The DFA Investment Trust Company

Date: January 6, 2020

By:  /s/ Gregory K. Hinkle
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     Gregory K. Hinkle
     Principal Financial Officer
     The DFA Investment Trust Company

Date: January 6, 2020